UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant 

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, schedule or registration statement No.:

(3)	Filing party:

(4)	Date filed:

TICC Capital’s Investment Adviser to be Acquired by Benefit Street Partners

Benefit Street to Become Company’s New Investment Adviser and Expand Investment Strategy

Company Release - 08/04/2015 08:00 a.m.

GREENWICH, CT – (Marketwired) – 08/04/15 – TICC Capital Corp. (NASDAQ: TICC) (the "Company," “TICC,” "we," or "our") announced today that the members of our investment adviser, TICC Management, LLC, have entered into an agreement with Benefit Street Partners L.L.C. (“BSP”), pursuant to which an affiliate of BSP will acquire TICC Management, LLC (the “Transaction”). BSP intends to expand TICC's investment strategy to primarily focus on private debt investments. BSP is the credit investment arm of Providence Equity Partners, a leading global private equity firm. BSP and affiliates manage over $10 billion in assets across a broad range of credit strategies including high yield, levered loans, private / opportunistic debt, liquid credit, structured credit and commercial real estate debt.

"We believe that the BSP relationship will allow the Company to realize value for our shareholders in new ways. With access to significant bilateral lending opportunities and with the resources of a much larger lending and investing platform, we expect this transaction to place TICC in a position of strength as the credit markets move through this and future cycles," said Jonathan Cohen, CEO of TICC Capital Corp.

Thomas Gahan, Founder and CEO of BSP, said, "We are very excited about the opportunity to leverage our proprietary sourcing network, disciplined investment process and credit expertise to drive attractive, risk-adjusted returns in the portfolio and continue to serve the Company and its investors."

The closing of the Transaction is contingent upon approval by the Company's stockholders of a new investment advisory agreement between the Company and TICC Management, LLC, the election of four new independent directors, and other conditions that will be described in a related proxy statement. All material terms under the new investment advisory agreement will remain unchanged.

In connection with the Transaction, among other things:

•	BSP will replace the current members of the investment adviser’s investment committee and will be supported by BSP’s team of over 100 employees and nearly 60 investment and research professionals;

•	Over time, BSP plans to transition the Company's portfolio from syndicated loans and collateralized loan obligation investment vehicles to primarily focus on private debt investments. BSP’s private debt strategy seeks to benefit from proprietary access to companies through an extensive, nationwide network of senior partner relationships, CEO relationships, key financial intermediaries, financial sponsors and the broader Providence Equity Platform;

•	The Company's current Board of Directors will expand with the addition of four new non-interested directors, subject to shareholder approval, who will join the three existing non-interested directors. The two current interested directors will be replaced by Mr. Gahan and Richard Byrne, President of BSP;

•	The Company’s current executive officers will be replaced with certain individuals that are affiliated with BSP; and

•	The Company will change its name.

The Company's Board of Directors has unanimously approved a new investment advisory agreement between the Company and TICC Management, LLC and the other proposals that will be described in a related proxy statement. Completion of the Transaction is expected to occur in the fourth quarter of 2015.

The Company intends to file a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit stockholder approval of the new investment advisory agreement and the election of four new independent directors.

UBS Investment Bank served as financial adviser to TICC Management, LLC and Houlihan Lokey served as financial adviser to BSP. K&L Gates LLP acted as legal counsel to TICC Management, LLC and Sutherland Asbill & Brennan LLP acted as legal counsel to BSP in connection with the Transaction.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

About Benefit Street Partners

Benefit Street Partners is the credit investment arm of Providence Equity Partners, a leading global private equity firm. BSP and affiliates manage over $10 billion in assets across a broad range of credit strategies including high yield, levered loans, private / opportunistic debt, liquid credit, structured credit and commercial real estate debt. BSP was established in 2008 and is based in New York. For further information, please visit www.provequity.com.

Additional Information and Where to Find It

In connection with the Transaction, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 29, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Transaction.

Forward Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Source: TICC Capital Corp.

Contacts:

For TICC:

Jonathan Cohen

203-661-2594

For BSP:

Andrew Cole / Brian Shiver

Sard Verbinnen & Co

212-687-8080